EXHIBIT 21.1

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                                                                   Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT

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

                                                     Other States in
Name                         State of Incorporation  Which Qualified        DBA Name
----                         ----------------------  ---------------        --------
DDN Rhode Island, Inc.       Rhode Island                     None          The Transit Network

Cyber America Corporation    Pennsylvania                     None          None

DDN Digital Data Networks    British Columbia, Canada         None          None
(Canada), Inc. (formerly
Pro.Net Communications, Inc.)


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